IMMEDIATE RELEASE
Tuesday, November 16, 1999

                      CALPROP REPORTS THIRD QUARTER RESULTS

            Company Reports $927,000 in Profits in the Third Quarter

MARINA DEL REY, CA, November 16, 1999 -- Calprop Corporation (OTCBB:CLPO), a California and Colorado home builder, today reported that it has earned a net profit for both the three and nine month periods ended September 30, 1999.

      "For both the three and nine month periods ended September 30, 1999, Calprop recognized a profit for the sixth quarter in succession as the Northern and Southern California and Denver Metropolitan markets continue to provide strong housing sales. Though we closed 67 units this quarter, our total units in backlog remain high at 98 units, $23,330,000, down 21.8% from 138 units, $29,835,000 a year ago," said Victor Zaccaglin, Calprop's chairman and chief executive officer.

      "We are presently building in ten different projects which does not include two apartment projects in Milpitas and San Diego, California, that we plan on starting construction later this year. We just acquired a 105 lot subdivision in Murrietta, California in which we intend to build our highly successful Montserrat product. All this construction has led to the determination of the Company's ability to earn $20,500,000 in aggregate taxable income in future years and is the impetus for recognizing the $3,400,000 in benefit for income taxes this quarter," Zaccaglin said.

      For the third quarter, Calprop's revenues were $15.7 million, an increase of $3.7 million or 30.9% from $12.0 million of revenues in the third quarter a year ago. Losses from development operations were $1,889,442 for the third quarter, down $3,012,126 or 268.3% compared to the income from operations of $1,122,684 in the same quarter in the prior year. Net income for the third quarter of 1999 was $927,006 or $0.09 per share on 10,716,872 weighted average shares and common stock equivalents, compared to $2,896,652, or $0.27 per share on 10,607,036 weighted average shares and common stock equivalents, in the same quarter a year ago. The variation in results were primarily driven by the recognition of an impairment of real estate under development in the amount of $2,519,521 to the Summertree Park project in Sacramento, California. Additionally, the company recognized $3,400,000 in benefit for income taxes.

      For the year-to-date period, revenues were $41.9 million, up 86.5% from $22.5 million in 1998. Losses from development operations was $641,780 for the nine months ended September 30, 1999, down $2,381,953 or 136.9% compared to income from development operations of $1,740,173 the same period in the prior year. The company reported net income of $1,330,033 or $0.13 per share on 10,637,075 weighted average shares and common stock equivalents, for the nine months ended September 30, 1999, compared with $2,508,156, or $0.24 per share on 10,310,044 weighted average shares and common stock equivalents, in the same period in 1998. The reduction in results was primarily driven by the recognition of an impairment of real estate under development in the amount of $2,519,521 to the Summertree Park project in Sacramento, California. Additionally, the company recognized $3,400,000 in benefit for income taxes.


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      Calprop Corporation, based in Marina Del Rey, California, builds quality homes in some of the most desirable communities in both Northern and Southern California as well as in the Denver corridor in Colorado. The company's common stock is traded on the OTCBB under the symbol CLPO.

                                - tables follow -

                               CALPROP CORPORATION
                                 Balance Sheets
                                   (Unaudited)

                                                   September 30,   December 31,
                                                        1999           1998
                                                    -----------    -----------

Assets:

Real estate development                              64,696,125     65,282,197
                                                    -----------    -----------
     Total investment in real estate                 64,696,125     65,282,197

Other assets:
  Cash and cash equivalents                           1,251,653      1,590,403
  Prepaid expenses                                       98,974         88,775
  Deferred tax asset                                  8,200,000      4,800,000
  Other assets                                        2,113,083        760,514
                                                    -----------    -----------
     Total other assets                              11,663,710      7,239,692
                                                    -----------    -----------

     Total assets                                    76,359,835     72,521,889
                                                    ===========    ===========

                                                    -----------    -----------

Liabilities and Stockholders' Equity:

Trust deeds and notes payable                        40,718,116     37,524,507
Related party notes                                  19,927,920     20,870,286
                                                    -----------    -----------
     Total trust deeds and notes payable             60,646,036     58,394,793
Accounts payable and accrued liabilities              5,464,437      5,056,010
Warranty reserves                                       353,673        284,624
                                                    -----------    -----------
     Total liabilities                               66,464,146     63,735,427

Minority interest                                       118,516        326,941

Stockholders' equity:
  Common stock, no par value
    Authorized - 20,000,000 shares
    Issued and outstanding - 10,279,935 and
      10,284,135 shares at September 30, 1999 and
      December 31, 1998, respectively                10,279,935     10,284,135
  Additional paid-in capital                         25,850,818     25,851,130
  Deferred compensation                                (231,930)      (241,130)
  Notes receivable from common stock sale              (491,203)      (474,134)
  Accumulated deficit                               (25,630,447)   (26,960,480)
                                                    -----------    -----------
     Total stockholders' equity                       9,777,173      8,459,521

                                                    -----------    -----------
     Total liabilities and stockholders' equity      76,359,835     72,521,889
                                                    ===========    ===========

                                    - more -

                               CALPROP CORPORATION
                            Statements of Operations
                                   (Unaudited)

                                                     Three Months Ended             Nine Months Ended
                                                        September 30,                 September 30,
                                                 --------------------------    --------------------------
                                                     1999           1998           1999           1998
                                                 -----------    -----------    -----------    -----------
Development operations:
  Real estate sales                               15,730,888     12,020,548     41,895,447     22,458,812
  Cost of real estate sales                       15,100,809     10,897,864     40,017,706     20,718,639
                                                 -----------    -----------    -----------    -----------
                                                     630,079      1,122,684      1,877,741      1,740,173
Recognition of impairment of real estate under
Development                                       (2,519,521)            --     (2,519,521)            --
                                                 -----------    -----------    -----------    -----------
(Loss) income from development operations         (1,889,442)     1,122,684       (641,780)     1,740,173

Other income                                          24,424         12,181         80,163         59,532

Other expenses:
  General and administrative expenses                572,261        453,301      1,566,614      1,285,798
  Interest expense                                     8,742         23,260         57,524        129,313
                                                 -----------    -----------    -----------    -----------
Total other expenses                                 581,003        476,561      1,624,138      1,415,111

Minority interests                                    26,973         91,652       (115,788)       206,438

(Loss) income before benefit for income taxes     (2,472,994)       566,652     (2,069,967)       178,156
Benefit for income taxes                          (3,400,000)    (2,330,000)    (3,400,000)    (2,330,000)
                                                 -----------    -----------    -----------    -----------
Net income                                           927,006      2,896,652      1,330,033      2,508,156
                                                 -----------    -----------    -----------    -----------

Basic and diluted net income per share                 $0.09          $0.27          $0.13          $0.24
                                                       =====          =====          =====          =====


Weighted average number of common
     shares and common stock equivalents
     adjusted for stock dividends                 10,716,872     10,607,036     10,637,075     10,310,044

Units
      single family                                       67             60            180            112
      townhomes                                            0              0              0              0
                                                           -              -              -              -
total                                                     67             60            180            112

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